Exhibit 4(a).6

Any text removed pursuant to the Company’s confidential
treatment has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Amendment 163

to the

Amended and Restated License Agreement

for the Use and Marketing of Programming Materials

dated May 31, 1996 (the “1996 Agreement”)

between

International Business Machines Corporation (IBM)

and

Dassault Systemes, S.A. (OWNER)

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineeering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties have added Business Process Accelerator products to the 1996 Agreement by Amendment 161.

Whereas, the parties wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Now therefore, the parties agree as follows:

1.0  Add a new Section C.20 Business Process Accelerator Products

C.20.1 The Business Process Accelerator  (“BPA”) Products shall be subject to the CATIA V5 terms set forth in the 1996 Agreement as amended, except that the ALC for BPA Products will be calculated as [***] of PLC, and not the ALC table set forth in the 1996 Agreement.  The responsibilities of the parties shall be as set forth in Amendment 161.

C.20.2  Attachment XXX — Business Process Accelerator  Products Attachment, is added with the following BPA Products:

                                                                                                                   —-----------

IBM		PLC RELATED ROYALTY
PROGRAM		STD	ADD-ON	SHAREABLE
NUMBER	PRODUCT NAME	CONFIG.	PRODUCT	PRODUCT
BPA for Industry Business Process
CA9	CATIA V5 Automotive Extensions / Vehicle Architecture - Safety			[***]
CL9	CATIA V5 Automotive Extensions / Vehicle Architecture - Configuration	[***]
CM9	CATIA V5 Automotive Extensions / Vehicle Architecture - Manikin			[***]
CO9	CATIA V5 Automotive Extensions / Vehicle Architecture — Overall Vehicle Architecture			[***]
CV9	CATIA V5 Automotive Extensions / Vehicle Architecture - Vision			[***]
CW9	CATIA V5 Automotive Extensions / Vehicle Architecture - Wiper			[***]
FP9	Flexible PCB Automation			[***]
SL9	Progressive Die Strip Layout Design			[***]

BPA for Systems Engineering
CD9	Composite Document Generation			[***]
CS9	Collaborative Systems Lifecycle Management & Traceability			[***]

RM9	Requirements Management	[***]
RX9	Requirements XML Edition	[***]
SD9	Dysfunctional Analysis & Simulation	[***]

BPA for Collaborative Business Process
AS9	Aerospace Supplier Collaborative Hub	[***]
CX9	SmartDX Client	[***]
SP9	SmartProject	[***]
SX9	SmartDX	[***]

BPA for Interoperability & Administration
LM9	Concurrent Design & Large Assembly Management	[***]
PS9	Product Structure Synchronization for VPM V4	[***]
SS9	ENOVIA Smarteam/SAP Adaptor	[***]

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to:	Agreed to:
Dassault Systemes, S.A.	International Business Machines Corporation

By:	By:
Name:	Name:	R. A. Arco

Title:	Title:	Director, PLM Product Mgmt. & Worldwide
Technical Support

Date:	Date:

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